UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 1, 2011
Biogen Idec Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19311	33-0112644
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	file number)	Identification No.)

133 Boston Post Road, Weston, Massachusetts	02493
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 464-2000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     This amendment furnishes a revised press release, as described below.
Item 2.02 Results of Operations and Financial Condition.
     On February 1, 2011, Biogen Idec Inc. issued a revised press release announcing its results of operations and financial condition for the full year and three months ended December 31, 2010. This press release corrects the 2011 tax rate guidance to be 26% to 28% of pre-tax income (the previously furnished press release incorrectly stated this as a percentage of total revenue). A copy of the revised press release is furnished as Exhibit 99 and is incorporated herein by reference.
     The press release is being furnished pursuant to Item 2.02 of this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall such document be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.
Item 9.01 Financial Statements and Exhibits.
     The exhibits listed on the Exhibit Index immediately preceding such exhibits are furnished as part of this Current Report on Form 8-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biogen Idec Inc.
By:	/s/ Robert A. Licht
Robert A. Licht
Senior Vice President

Date: February 1, 2011

EXHIBIT INDEX

Exhibit
Number	Description

99	Biogen Idec’s press release dated February 1, 2011.